EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No.s 333-123335, 333-113710, 333-135547, and 333-135549) and S-8 (No.333-11585, 333-135525, and 333-130916) of Sun Healthcare Group, Inc. of our report dated April 28, 2006 (except as to Notes O and P, for which the date is December 4, 2006) relating to the financial statements of Harborside Healthcare Corporation, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 5, 2006